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                            SCHEDULE 14A INFORMATION


                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

[X]       Filed by the Registrant
[ ]       Filed by a Party other than the Registrant

Check the appropriate box:

[ ]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12

                                 THERATECH, INC.
          -------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 TheraTech, Inc.
                                 417 Wakara Way
                           Salt Lake City, Utah 84108
          -------------------------------------------------------------

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.
[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

                            CALCULATION OF FILING FEE

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
 (1)      Title of each class of securities to which transaction applies:           N/A
 ==============================================================================================
 (2)      Aggregate number of securities to which transaction applies:              N/A
 ==============================================================================================
 (3)      Per unit price or other underlying value of transaction computed          N/A
          pursuant to Exchange Act Rule 0-11:
 ==============================================================================================
 (4)      Proposed maximum aggregate value of transaction:                          N/A
 ==============================================================================================
 (5)      Total fee paid:                                                           N/A
 ==============================================================================================

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)     Amount Previously Paid:    __________
        (2)     Form, Schedule or Registration Statement No.:    ___________
        (3)     Filing Party:   _____________
        (4)     Date Filed:   _______________

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


                                 THERATECH, INC.
                                 417 Wakara Way
                           Salt Lake City, Utah 84108

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1998


        The Annual Meeting of Stockholders (the "Annual Meeting") of TheraTech, Inc. (the "Company"), will be held at the Salt Lake City Marriott - University Park Hotel, 480 Wakara Way, Salt Lake City, Utah 84108, on Wednesday, May 27, 1998, at 10:00 a.m. Mountain Daylight Time, for the following purposes:

            1. To elect seven (7) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected or appointed;

            2. To ratify and approve an amendment to the TheraTech, Inc. 1992 Amended and Restated Employees' Stock Option Plan;

            3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998; and

            4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing matters are described in more detail in the enclosed Proxy Statement, which is attached and made a part hereof.

        The Board has fixed the close of business on April 17, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY AND THEN DECIDE TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO; HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU WILL NEED TO OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.


                                 By Order of the Board of Directors,


                                 /s/DINESH C. PATEL
                                 -----------------------------------------------
                                 Dinesh C. Patel, Ph.D.
                                 Chairman, President and Chief Executive Officer
Salt Lake City, Utah
April 22, 1998

                               MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 22, 1998

                                 THERATECH, INC.
                                 417 WAKARA WAY
                           SALT LAKE CITY, UTAH 84108

                                 PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TheraTech, Inc., a Delaware corporation ("TheraTech" or the "Company"), of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders to be held on Wednesday, May 27, 1998, at 10:00 a.m. Mountain Daylight Time, at the Salt Lake City Marriott - University Park Hotel, 480 Wakara Way, Salt Lake City, Utah 84108, and any adjournment or postponement thereof (the "Annual Meeting"). The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a person desires to revoke a proxy by attending the Annual Meeting and voting in person, and such person's shares are held of record by a broker, bank or other nominee, it is necessary to obtain from the record holder a proxy issued to such person.

SOLICITATION AND VOTING PROCEDURES

        The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for the Annual Meeting at an anticipated cost of approximately $5,500, plus reimbursement for expenses. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

        The close of business on April 17, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 21,161,703 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 10,580,852 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. Directors shall be elected by a plurality of the votes cast and each proposal shall be ratified by a majority of votes cast.

        An automated system administered by the Company's transfer agent will tabulate votes cast by proxy prior to the Annual Meeting, and an employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, abstentions and broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, neither abstentions nor broker non-votes are counted as votes for or against the proposal.

                              ELECTION OF DIRECTORS

        The Board of Directors of the Company (the "Board") has nominated the seven (7) persons listed below to serve as directors of the Company until the next Annual Meeting of Stockholders and until their respective successors are elected or appointed. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.

        Certain information about the director nominees is furnished below:

Dinesh C. Patel, Ph.D., age 47, a founder of the Company, has served as President and Chief Executive Officer and as a director of the Company since its inception in 1985, and has served as Chairman of the Board since May 1997. Prior to founding the Company, from 1981 to 1985, Dr. Patel established and managed the drug delivery group at Alcon Laboratories where he was responsible for developing ocular and transdermal drug delivery systems. Dr. Patel received his B.S. from Gujarat University, India, in 1973, his M.S. from Philadelphia College of Pharmacy & Science in 1975 and his Ph.D. in Pharmaceutics from the University of Michigan in 1978.

Gary L. Crocker, age 46, has served as a director of the Company since its inception in 1985. In November 1997, Mr. Crocker joined Sorenson Development, Inc., a private holding company that controls several wholly-owned high-technology and medical devices companies, as Vice-Chairman. From 1983 to November 1997, Mr. Crocker was President and Chief Executive Officer of Research Medical, Inc., a publicly traded marketer and manufacturer of cardiovascular hospital supplies and specialty pharmaceuticals, which in early 1997 was acquired by Baxter International. Mr. Crocker served as Vice President of Marketing and Business Development of Abbott Laboratories' Critical Care Division from 1979 to 1983. Mr. Crocker earned his B.A. from Harvard College in 1976 and his M.B.A. from Harvard Business School in 1978.

Jay J. Pisik, age 65, has served as a director of the Company since 1993. Mr. Pisik has been President of Pisik Consulting Group, which addresses the domestic and international regulatory, quality assurance, and research and development needs of smaller drug and medical device companies, since 1991. Mr. Pisik retired from Abbott Laboratories in 1989 after 21 years serving in several executive capacities, including Vice President of Quality Assurance & Regulatory Affairs, and Vice President of Scientific Affairs & Quality Assurance (International). Mr. Pisik earned his B.S. in Pharmacy from Fordham University in 1954 and his M.S. in Pharmaceutical Administration from Long Island University in 1966.

James T. O'Brien, age 59, has served as a director of the Company since 1994. Mr. O'Brien has served as President and Chief Executive Officer of O'Brien Marketing and Communications since September 1996, and as Chairman of Access Corporation, an employment data base company, since October 1991. From 1989 through 1991, he served as President and Chief Operating Officer of Elan Corporation, plc, a pharmaceutical drug delivery company, where he was responsible for Elan's worldwide operations and subsidiaries. From 1986 to 1989, Mr. O'Brien was President and Chief Executive Officer of O'Brien Pharmaceuticals, Inc., a company of which he was the founder. Prior to forming O'Brien Pharmaceuticals, Inc., Mr. O'Brien held several positions with the Revlon Health Care Group, most recently as President of its ethical products division, which included USV Laboratories and the Armour Pharmaceutical Company. Mr. O'Brien is also a director of Carrington Laboratories, Inc. and Palatin Technologies, Inc., both of which are publicly traded companies. Mr. O'Brien received his B.S. in Business Administration from Benedictine College in 1960.

Boyd J. Poulsen, Ph.D., age 64, has served as a director of the Company since 1994. Dr. Poulsen has been an independent pharmaceutical management consultant since April 1994. Prior to retiring from Syntex (U.S.A.) Inc. ("Syntex") in April 1994, he served for 29 years with the Research Division of Syntex. From 1989 to 1994, he held the position of Senior Vice President and was responsible for all pharmaceutical development. He was also a member of the Syntex Management Committee and operating management for Syntex. Dr. Poulsen received his B.S. in Pharmacy from Idaho State College in 1956 and his Ph.D. from the University of Wisconsin, Madison in 1963.

Robert K. deVeer, Jr., age 52, has served as a director of the Company since February 1998. Mr. deVeer has been involved in private investment management since January 1997. From May 1995 to December 1996, Mr. deVeer was Managing Director and head of Lehman Brothers' Industrial Group. He held various positions with CS First Boston from 1973 to 1995, including Vice President (London office), Head of Project Finance (New York office) and Managing Director of the Industrial Group. Mr. deVeer received his B.A. in Economics from Yale University and an M.B.A. from Stanford University.

Charles D. Ebert, Ph.D., age 44, has served as Senior Vice President, Research and Development of the Company since 1992, and as Vice President, Research and Development from 1987 to 1992. Prior to joining TheraTech, he was Director of Research and Development at Cygnus Therapeutic Systems from 1986 to 1987 where he directed the development of transdermal products. During the period from 1984 to 1986, he was Senior Research Scientist and Manager in the Systems Development Group of Ciba-Geigy Corporation, responsible for the development of new transdermal, gastrointestinal and mucosal drug delivery systems. Dr. Ebert received his B.S. in Biology from the University of Utah in 1977 and his Ph.D. in Pharmaceutics from the University of Utah in 1981.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED.

                      THE BOARD OF DIRECTORS AND COMMITTEES

        All directors will hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected or appointed or until their earlier resignation or removal. There are no family relationships among any of the directors or executive officers of the Company.

        The Company's Board met four times during 1997. None of the directors attended fewer than 75 percent of all the meetings of the Board and those committees of the Board on which he served. Each director who is not an employee of the Company receives a $1,000 fee for each Board meeting attended and $250 for each Committee meeting attended, plus reimbursement of out-of-pocket expenses. Additionally, non-employee directors of the Company are eligible to receive grants of options under the TheraTech, Inc. 1992 Amended and Restated Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, each non-employee director is granted an option to purchase 11,250 shares of Common Stock, or such other number of shares as the Board may determine, upon the date each such director becomes a member of the Board. Thereafter, during each year that a non-employee director continues to serve as a director, such director is granted an option to purchase 8,000 shares of Common Stock or such other number of shares as the Board may determine.

        The Audit Committee currently consists of Mr. Crocker and Mr. Pisik. The Audit Committee, which met two times in 1997, reviews management's plans for engaging the Company's independent auditors and recommends to the Board the engagement of the firm of certified public accountants to audit the financial statements of the Company for the fiscal year for which they are appointed. The Audit Committee also monitors the effectiveness of the audit effort and the Company's financial and accounting organization.

        The Compensation and Stock Option Committee (the "Compensation Committee"), which currently consists of Mr. O'Brien and Dr. Poulsen, met one time in 1997. Its functions are to establish and review the compensation policies applicable to the Company's executive officers and to administer the TheraTech, Inc. 1992 Amended and Restated Employees' Stock Option Plan (the "Employees' Plan") and the 1993 Employee Stock Purchase Plan, including determining the individuals to receive options and the terms of such options. The Directors' Plan is administered by the Board.

        The Nominating Committee, which currently consists of Mr. O'Brien and Dr. Poulsen, met one time in 1997. Its functions include: reviewing information relating to the nomination of directors; interviewing, nominating and recommending individuals for membership on the Company's Board and committees thereof; and performing such other functions as the Board may delegate. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to Alexander L. Searl, Secretary, at the Company's address set forth above.

             RATIFICATION AND APPROVAL OF AMENDMENT TO THE COMPANY'S 1992 AMENDED AND RESTATED EMPLOYEES' STOCK OPTION PLAN

        The Company's stockholders are being asked to act upon a proposal to approve the action of the Board amending the Employees' Plan. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock cast on the proposal in person or by proxy.

        A general description of the principal terms of the Employees' Plan, the amendments approved by the Board, and the purpose of such amendments are set forth below. The text of the Employees' Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A. Unless marked otherwise, proxies received will be voted FOR the approval and ratification of the proposed amendments to the Employees' Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE PROPOSED AMENDMENTS TO THE EMPLOYEES' PLAN.

GENERAL DESCRIPTION

        The Employees' Plan was adopted by the Board and approved by the stockholders in February 1992. The purpose of the Employees' Plan is to attract and retain qualified personnel and to provide additional incentives to the Company's employees, officers, independent contractors and consultants. The Employees' Plan was amended at the 1996 Annual Meeting of Stockholders to increase the number of shares of Common Stock authorized for issuance thereunder by 750,000 shares, and the Employees' Plan currently limits such number to 2,535,000 shares. All share amounts included herein have been adjusted to reflect the Company's 3-for-2 stock split effected June 28, 1996. As of April 15, 1998, options were outstanding under the Employees' Plan to purchase 2,272,663 shares at a weighted average exercise price of $8.94 per share. As of April 15, 1998, the last reported sale price of the Company's Common Stock, as reported on the Nasdaq National Market, was $9.875 per share.

        The Employees' Plan provides for the granting to employees (including officers) of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees (including officers) and consultants of non-qualified stock options. The Company cannot grant an ISO if as a result of the grant the optionee would have the right in any calendar year to exercise for the first time one or more ISOs for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date that the option to purchase the share was granted) in excess of $100,000.

        The Employees' Plan is administered by the Compensation Committee, which determines the terms of the options granted under the Employees' Plan, including the exercise price, the number of shares subject to the option and vesting. Generally, options previously granted under the Employees' Plan become exercisable (i) at a rate of 20 percent of the shares subject to the option one year after grant and subsequently 20 percent of the shares subject to the option per year, (ii) three years after the date of grant, or (iii) immediately upon grant.

        The exercise price of all ISOs granted under the Employees' Plan must equal at least the fair market value of the Common Stock of the Company on the date of grant. The exercise price of any ISO granted to an optionee who owns stock possessing more than 10 percent of the voting power of the Company's outstanding capital stock must equal at least 110 percent of the fair market value of the Common Stock on the date of grant. The exercise price of all non-qualified stock options granted under the Employees' Plan may not be less than 85 percent of the fair market value of the Common Stock on the date of grant. Payment of the purchase price upon exercise of any option granted under the Employees' Plan may be made in cash, by Common Stock held by the optionee, by promissory note, or by such other consideration as the Board or Compensation Committee may determine.

PROPOSED AMENDMENT

        Increase in Available Shares. The Board believes that the attraction and retention of highly qualified personnel are essential to the Company's continued growth and success and that an incentive plan such as the Employees' Plan is necessary for the Company to remain competitive in its compensation practices. In the absence of an increase in the available shares, only a limited number of shares are available for future option grants under the Employees' Plan. For these reasons, the Board has approved an amendment to the Employees' Plan such that the maximum number of shares of Common Stock which will be available for the issuance of Common Stock under the Employees' Plan in any calendar year will be one and one-half percent (1-1/2%) of the total issued and outstanding shares of the Common Stock as of January 1 of such year. In addition, until the Employees' Plan terminates pursuant to its terms, there will also be available for the issuance of Common Stock a basket totaling five hundred thousand (500,000) shares of Common Stock. Notwithstanding the foregoing annual and one-time limitations, until the Employees' Plan terminates pursuant to its terms, such plan is further limited such that no more than an aggregate of one million seven hundred thousand (1,700,000) shares of Common Stock will be available for issuance of Common Stock thereunder. The limitations set forth in the amendments, as discussed above, are applicable effective January 1, 1998 and will be in addition to any prior limitation imposed under the Employees' Plan with respect to options granted prior to such date.

        Transferability. Under the current Employees' Plan, options granted thereunder may not be transferred other than by will or the laws of descent and distribution and may only be exercised by the original optionee during his or her lifetime. Pursuant to recently adopted and proposed changes in applicable tax and securities laws, stock options may be transferable under certain circumstances in order to achieve estate planning objectives. The Board believes that the transferability of options under the Employees' Plan, consistent with applicable laws for estate planning purposes, is beneficial for recipients of such options. For this reason, the Company proposes an amendment to the Employees' Plan whereby options granted under the Employees' Plan may be transferred (i) by will or the laws of descent and distribution, (ii) by a qualified domestic relations order (in the case of a non-qualified option), or
(iii) by approval of the Board or Compensation Committee under certain circumstances. Such circumstances include the transfer of options to an immediate family member either directly or indirectly through the use of a trust, partnership or limited liability company. No consideration may be given for any such transfer and the stock option agreement or amendment pursuant to which any options may be transferred must be approved by the Board or the Compensation Committee. Any transferee of an option will be subject to all terms and conditions of the option as were applicable to the original optionee prior to any permitted transfer.

        Other. The amendments to the Employees' Plan also include other immaterial changes or technical corrections.


OPTION GRANTS

        The following table sets forth, as of April 15, 1998, the number of shares of Common Stock issuable pursuant to options granted under the Employees' Plan as to (i) the Company's Chief Executive Officer and its four other most highly compensated executive officers, (ii) all current executive officers as a group, (iii) all non-executive officer employees as a group, and (iv) each other person who holds 5 percent or more of all options outstanding under the Employees' Plan. As of April 15, 1998, the executive officer options listed below had a weighted average exercise price of $8.64 per share.


                                                                                    NUMBER OF SHARES
                               NAME AND POSITION                                   SUBJECT TO OPTIONS
             ------------------------------------------------------------------    -------------------
             Dinesh C. Patel, Ph.D.
             Chairman, President and Chief Executive Officer ..................       175,002

             Charles D. Ebert, Ph.D.
               Senior Vice President, Research and Development ................       136,000

             Alexander L. Searl
               Senior Vice President and Chief Financial Officer ..............       200,502

             Norman A. Mazer, M.D., Ph.D.
               Vice President, Clinical Research ..............................        89,751

             William R. Good, Ph.D.
               Vice President, Development ....................................       138,125

             Ramesh N. Acharya, Ph.D.
               Vice President, Oral Products Research .........................       151,250

             Donald E. Mantle
               Vice President, Quality Control/Quality Assurance ..............       128,752

             Raymond S. Varnackas
               Vice President, Technical Operations ...........................       151,252

             Executive Officer Group (11 Persons)  ............................     1,383,636

             Non-Executive Officer Employee Group (164 Persons)  ..............       889,027

CERTAIN FEDERAL TAX INFORMATION

        The following summary of the federal income tax consequences to participants and the Company of the acquisition and disposition of shares under the Employees' Plan does not purport to be complete and participants in the Employees' Plan should refer to the applicable provisions of the Code. The summary does not address other taxes that may affect an individual such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. Furthermore, the tax consequences described below are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rules applies. Participants should consult with their own tax advisors before the acquisition or disposition of any shares under the Employees' Plan.

        The grant of either an ISO or a non-qualified stock option under the Employees' Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the exercise price of the option and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares will receive long- or short-term capital gain or loss treatment depending on how long the shares are held following exercise. The Company does not receive a tax deduction for any such gain. Special considerations apply to optionees who are reporting persons for purposes of
Section 16(a) of the Securities Exchange Act of 1934, as amended, and such optionees should consult their tax advisors with respect to the tax treatment of such options.

        An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on how long the stock was held. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

        The "spread" under an ISO, i.e., the difference between the fair market value of the shares at exercise and the exercise price, is classified as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

OTHER

        In the event the amendment to the Employees' Plan is not approved by a majority of the shares of Common Stock cast at the Annual Meeting in person or by proxy, the Company will review and pursue the alternatives available to it for providing incentive compensation to its employees, through stock options and other means, subject to the listing requirements of the Nasdaq National Market and applicable corporate, securities and tax laws.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Ernst & Young LLP has served as the Company's independent auditors since 1987 and has been recommended by the Board as the Company's independent auditors for 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock cast at the Annual Meeting in person or by proxy, management will review its future selection of auditors. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP as the independent auditors for the current year.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998.

                               EXECUTIVE OFFICERS

        The executive officers of the Company are as follows:

Dinesh C. Patel, Ph.D., age 47, a founder of the Company, has served as President and Chief Executive Officer and as a director of the Company since its inception in 1985, and has served as Chairman of the Board since May 1997. Prior to founding the Company, from 1981 to 1985, Dr. Patel established and managed the drug delivery group at Alcon Laboratories where he was responsible for developing ocular and transdermal drug delivery systems. Dr. Patel received his B.S. from Gujarat University, India, in 1973, his M.S. from Philadelphia College of Pharmacy & Science in 1975 and his Ph.D. in Pharmaceutics from the University of Michigan in 1978.

Charles D. Ebert, Ph.D., age 44, has served as Senior Vice President, Research and Development of the Company since 1992, and as Vice President, Research and Development from 1987 to 1992. Prior to joining TheraTech, he was Director of Research and Development at Cygnus Therapeutic Systems from 1986 to 1987 where he directed the development of transdermal products. During the period from 1984 to 1986, he was Senior Research Scientist and Manager in the Systems Development Group of Ciba-Geigy Corporation, responsible for the development of new transdermal, gastrointestinal and mucosal drug delivery systems. Dr. Ebert received his B.S. in Biology from the University of Utah in 1977 and his Ph.D. in Pharmaceutics from the University of Utah in 1981.

Alexander L. Searl, age 55, joined TheraTech in March 1995 as Senior Vice President, Chief Financial Officer and Secretary. Prior to joining TheraTech, Mr. Searl was Executive Vice President and Treasurer of Salt Lake City-based American Stores Company from 1992 to February 1995. Previously, he served 21 years at Hercules Incorporated. In his more recent positions at Hercules, from 1991 to 1992, Mr. Searl served as Vice President, Finance and Control at Hercules Chemical Specialties Co., and from 1974 to 1991, in the company's corporate offices in various capacities, most recently as Vice President and Treasurer. Mr. Searl earned his B.A. in Business and Sociology from Syracuse University in 1966, as well as his M.B.A. from Syracuse University in 1972.

Ramesh N. Acharya, Ph.D., age 56, joined TheraTech in February 1994 as Vice President, Oral Drug Products Research and Development. Prior to joining TheraTech, in June 1991 Dr. Acharya founded Oramed, Inc. and served as President through January 1994. In an earlier position he served as Vice President and General Manager of Ipharm, Inc., a Division of Lyphomed, Inc. Dr. Acharya received his M.S. in Pharmacy from the University of Pacific in 1967 and his Ph.D. in Pharmacy from the University of Illinois at Chicago in 1971.

Warren B. Dudley, age 43, joined TheraTech in November 1997 as Vice President, Marketing and Sales. Prior to joining TheraTech, Mr. Dudley was employed by Pharmacia & Upjohn from 1977 to 1997 in a number of sales, sales management, marketing and marketing management positions. His most recent position was Therapeutic Area Director of the Inflammation Pharma Business unit. Mr. Dudley received his B.S. in Biology from the University of Northern Iowa.

Deborah A. Eppstein, Ph.D., age 49, joined TheraTech in March 1992 as Vice President, Corporate Development. From 1978 until joining TheraTech, Dr. Eppstein was employed by Syntex Corporation, most recently as Director of Business Development for Biotechnology and Drug Delivery. Dr. Eppstein received her B.A. from Grinnell College in 1970 and her Ph.D. in Biochemistry from the University of Arkansas in 1975.

William R. Good, Ph.D., age 57, joined TheraTech in June 1993 as Vice President, Product Development. From 1970 until joining the Company, Dr. Good was employed at Ciba-Geigy Corporation, most recently as Executive Director of Pharmaceutical Research, where he was responsible for the development of several products including Transderm Nitro(TM) and Estraderm(TM). He has been Adjunct Professor of Pharmaceutics at the University of Utah since 1983. Dr. Good received his B.S. in Chemistry and his M.S. in Chemical Physics from the University of Akron in 1967 and 1970, respectively, and his Ph.D. in Polymer Physical Chemistry from the University of Freiburg (West Germany) in 1979.

Donald E. Mantle, age 58, has served as Vice President, Quality Control/Quality Assurance since January 1994 and as Director of Quality Control/Quality Assurance since September 1992. Prior to joining TheraTech, Mr. Mantle was employed at Schering Laboratories (Key Pharmaceuticals, Inc.) from 1980 to 1992 and held several technical positions which included Manager of Quality Assurance, Manager of Quality Control, and Senior Scientist of Technical Services. He received his B.S. in Chemistry from Illinois College in 1961.

Norman A. Mazer, M.D., Ph.D., age 45, has served as Vice President, Clinical Research, of the Company since January 1993. Dr. Mazer joined TheraTech in July 1987 as Principal Scientist, Research and Development, and was named Director of Clinical Research in May 1990. Prior to joining TheraTech, Dr. Mazer spent more than four years at Sandoz Pharmaceutical Co. (Basle, Switzerland). Dr. Mazer received his S.B. in Physics from the Massachusetts Institute of Technology in 1973, his M.D. from Harvard Medical School in 1978 and his Ph.D. in Physics from the Massachusetts Institute of Technology in 1978. In addition to his duties at TheraTech, Dr. Mazer is an Adjunct Professor in the Department of Pharmaceutics, University of Utah, where he teaches a graduate course entitled, "A Systems Approach to Drug Delivery."

Ichiro Nakatomi, Ph.D., age 47, joined TheraTech in January 1991 as Vice President of Pacific Rim and Far East and was named President of TheraTech Japan, Inc. in 1993. Prior to joining TheraTech, Dr. Nakatomi served as Licensing Coordinator, responsible for worldwide licensing, and as Manager of Product Planning and Development of Hisamitsu Pharmaceutical Co., Tokyo, Japan. Dr. Nakatomi received his B.S. in Pharmacy from Science University of Tokyo, Japan in 1974, and his M.S. in Pharmacology and Medicinal Chemistry from Northeastern University in 1978. He received his Ph.D. in Pharmacology from the Gifu Pharmaceutical University in 1983.

Raymond S. Varnackas, age 55, has served as Vice President, Technical Operations of the Company since September 1992. From 1972 until joining TheraTech, Mr. Varnackas was employed by Ciba-Geigy Corporation in various management positions relating to the manufacture of a variety of pharmaceutical dosage forms, including transdermal drug delivery systems. In 1986, Mr. Varnackas was named Associate Director of Technical Services. Mr. Varnackas received his B.S. in Biology from the University of Dayton in 1964.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information that has been provided to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1998 for (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) each director and nominee for director of the Company and (iv) all directors, nominees for director and executive officers of the Company, as a group. Unless otherwise indicated, the address of each person or entity listed is TheraTech, Inc., 417 Wakara Way, Salt Lake City, Utah 84108.


                                                          NUMBER       PERCENTAGE
                                                            OF         BENEFICIALLY
                                                          SHARES         OWNED (1)
                                                        ----------    ------------
 Chancellor LGT Asset Management, Inc.
 1166 Avenue of the Americas
 New York, New York 10036 (2) ..................        4,186,700        19.8%
 Dinesh C. Patel, Ph.D. (3) ....................        2,862,928        13.4
 William I. Higuchi, Ph.D. (3)(4) ..............        2,333,034        11.0
 Gary L. Crocker (3) ...........................          555,100         2.6
 Charles D. Ebert, Ph.D. (3) ...................          178,500         *
 Alexander L. Searl (3) ........................          147,251         *
 William R. Good, Ph.D. (3) ....................          120,125         *
 Norman A. Mazer, M.D., Ph.D. (3) ..............           89,751         *
 Jay J. Pisik (3) ..............................           46,750         *
 James T. O'Brien (3) ..........................           42,750         *
 Boyd J. Poulsen, Ph.D. (3) ....................           41,250         *
 Robert K. deVeer ..............................            1,500         *
 All directors and executive officers as a group
 (17 persons) (3) ..............................        7,450,354        32.9%

----------
*Less than one percent.

(1) Percentage beneficially owned is based on 21,154,953 total shares of Common Stock outstanding as of March 31, 1998.

(2) These shares are owned as of December 31, 1997 collectively by (i) Chancellor LGT Asset Management, Inc., a California corporation, whose principal business is providing investment advisory services to registered investment companies and institutional investors, (ii) its wholly-owned subsidiary, Chancellor LGT Trust Company, a New York State chartered trust company whose principal business is providing institutional investment management services and (iii) LGT Asset Management, Inc., the holding company for Chancellor LGT Asset Management, Inc. Chancellor LGT Asset Management, Inc. is a wholly-owned subsidiary of LGT Asset Management, Inc. LGT Asset Management, Inc. is an indirect wholly-owned subsidiary of Liechtenstein Global Trust, AG. Liechtenstein Global Trust, AG which has numerous worldwide affiliates, is controlled by The Prince of Liechtenstein Foundation, a parent organization for the various business enterprises of the Princely Family of Liechtenstein.

(3) Includes options, both vested and which will become vested during the 60-day period following March 31, 1998, in the following amounts: Dr. Patel, 175,002 shares; Dr. Higuchi, 34,000 shares; Mr. Crocker, 37,000 shares; Dr. Ebert, 173,500 shares; Mr. Searl, 140,501 shares; Dr. Good, 115,625 shares; Dr. Mazer, 89,751 shares; Mr. Pisik, 45,250 shares; Mr. O'Brien, 39,250 shares; Dr. Poulsen, 39,250 shares; and all directors and executive officers as a group, 1,516,636 shares.

(4) Dr. Higuchi, an existing director of the Company, will continue to serve in such capacity until the Annual Meeting.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

        The following tables set forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer and its four other most highly compensated executive officers (hereinafter referred to as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                        COMPENSATION
                                                           ANNUAL COMPENSATION            AWARDS
                                                       ---------------------------      ------------
                                                                                         SECURITIES
                                                                                         UNDERLYING       ALL OTHER
                                           YEAR         SALARY             BONUS          OPTIONS        COMPENSATION
                                           ----        --------           --------      -----------------------------
Dinesh C. Patel, Ph.D .............        1997        $262,664(1)        $ 60,754          37,500        $ 37,348(2)(3)(4)
  Chairman, President and Chief ...        1996         220,132             30,000          37,000          29,817
  Executive Officer ...............        1995         199,894             48,000          37,500          29,296

Charles D. Ebert, Ph.D ............        1997         179,158             35,000          18,500          15,548(2)(4)
  Senior Vice President, ..........        1996         155,398             30,000          18,500          17,896
  Research and Development ........        1995         142,870             25,000          18,750          17,166

Alexander L. Searl ................        1997         172,379(1)          34,500          18,500          24,943(2)(3)(4)
 Senior Vice President and ........        1996         149,612             30,000          18,500          21,376
 Chief Financial Officer ..........        1995         101,231(5)          20,000         163,502          17,229

Norman A. Mazer, M.D., Ph.D .......        1997         150,473             21,500          10,000          11,204(2)(4)
  Vice President, Clinical Research        1996         131,702             20,000          10,000          13,574
                                           1995         120,955             15,000          10,500          13,017

William R. Good, Ph.D .............        1997         144,579(1)          21,500          10,000          16,539(2)(3)(4)
  Vice President, Development .....        1996         126,542             20,000          10,000          13,030
                                           1995         116,425             15,000          10,500          12,571


----------
(1) Includes amounts deferred, at the option of the named executive officer, into the Company's deferred compensation plan in the following amounts:
        Dr. Patel, $12,826; Mr. Searl, $7,750; and Dr. Good, $5,375.

(2) Includes matching contributions paid by the Company in 1997 on behalf of the named executive officers under the Company's 401(k) retirement plan in the following amounts: Dr. Patel, $7,528; Dr. Ebert, $7,528; Mr. Searl, $5,030; Dr. Mazer, $7,124; and Dr. Good, $3,328.

(3) Includes matching contributions paid by the Company in 1997 on behalf of the named executive officers under the Company's deferred compensation plan in the following amounts: Dr. Patel, $9,620; Mr. Searl, $5,813; and Dr. Good, $4,031.

(4) Includes premiums paid by the Company in 1997 for life insurance policies covering the named executive officers in the following amounts:
        Dr. Patel, $20,200; Dr. Ebert, $8,020; Mr. Searl, $14,100; Dr. Mazer,
        $4,080; and Dr. Good, $9,180.

(5)     Mr. Searl commenced employment at the Company in March 1995.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides certain information with respect to stock options granted to the named executive officers in 1997. In addition, as required by Securities and Exchange Commission (the "SEC") rules, the table sets forth the hypothetical gains that would exist for the respective options based on assumed rates of annual compound price appreciation during the option term.

                                                            INDIVIDUAL GRANTS
                                     ------------------------------------------------------------
                                                                                                             POTENTIAL REALIZABLE
                                                       % OF TOTAL                                           VALUE AT ASSUMED ANNUAL
                                       NUMBER OF        OPTIONS                                               RATE OF STOCK PRICE
                                      SECURITIES       GRANTED TO                                              APPRECIATION FOR
                                      UNDERLYING       EMPLOYEES         EXERCISE                               OPTION TERM (1)
                                       OPTIONS         IN FISCAL         PRICE PER      EXPIRATION          -----------------------
             NAME                      GRANTED            YEAR             SHARE           DATE               5%              10%
-----------------------------        ------------      ----------        ---------      ---------           ------          -------
  Dinesh C. Patel, Ph.D ....           10,243              2.3%      $     9.763         12/15/02      $    27,629      $    61,052
                                       27,257              6.0             8.875         12/15/02           66,834          147,686
                                  -----------      -----------                                         -----------      -----------
                                       37,500              8.3                                              94,463          208,738

  Charles D. Ebert, Ph.D ...           18,500              4.1             8.875         12/15/07          103,257          261,673
  Alexander L. Searl .......           18,500              4.1             8.875         12/15/07          103,257          261,673
  Norman A. Mazer, M.D.,Ph.D           10,000              2.2             8.875         12/15/07           55,814          141,445
  William R. Good, Ph.D ....           10,000              2.2             8.875         12/15/07           55,814          141,445


----------
 (1) Potential realizable value is determined by applying an amount equal to the fair market value on the date of grant to the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of the period and multiplying the remaining number by the number of shares subject to the option. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that the amounts reflected in this table will be achieved.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END VALUES

        The following table sets forth certain information with respect to stock options exercised by the named executive officers during 1997, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1997 and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the year-end market price of the shares subject to such option on December 31, 1997.

                                                                        NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                     SHARES                                OPTIONS AT FY-END          MONEY OPTIONS AT FY-END (1)
                                    ACQUIRED         VALUE           -----------     -------------   -----------      -------------
           NAME                    ON EXERCISE      REALIZED         EXERCISABLE     UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
--------------------------         -----------      --------         -----------     -------------   -----------      -------------
Dinesh C. Patel, Ph.D ....          150,000       $1,312,500          175,002               --       $   65,911       $       --
Charles D. Ebert, Ph.D ...           30,000          230,625          173,500                           471,754               --
Alexander L. Searl .......               --               --          110,500           90,002           59,999           90,002
Norman A. Mazer, M.D.,Ph.D           18,000          174,813           89,751               --           21,002               --
William R. Good, Ph.D ....               --               --          115,625           22,500               --               --


----------
 (1) Calculated on the basis of the last reported sale price per share of $8.00 for the Company's Common Stock on the Nasdaq National Market on December 31, 1997.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be deemed to be incorporated by reference into any such filings.

        The Company's executive compensation policies and programs developed by the Board seek to achieve two fundamental goals: (i) to increase continually the Company's performance and stockholder value by linking a portion of executive officer compensation to Company financial performance, and (ii) to reward superior executive officers with pay incentives adequate to retain them in the future in the face of considerable competition for executive talent within the drug delivery and biotechnology industries.

        Compensation for each of the Company's executive officers generally consists of a base salary, an annual bonus and long-term incentive compensation in the form of stock option grants. Information obtained from available surveys of executive compensation in the biotechnology industry is used to determine total compensation levels. Contingent upon the fulfillment of performance factors discussed below, the Compensation Committee then awards a bonus in the form of cash and/or stock options at the end of the fiscal year to bring a given executive officer's compensation to what the Board believes is an appropriate level.

        The Compensation Committee of the Board has been constituted to ensure a clear and centralized focus on all aspects of executive compensation. In addition to administering the Employees' Plan, the Compensation Committee is authorized by the Board, among other things, to establish and review annually the general compensation policies applicable to the Company's executive officers, including the relationship of Company financial performance to executive compensation and the basis for the Chief Executive Officer's compensation during each fiscal year. The Compensation Committee is also authorized to review and approve the level of compensation paid to the Chief Executive Officer and the Company's other executive officers during each fiscal year. The focus on bonus and stock option compensation reflects the Compensation Committee's commitment to reward the accomplishments of specific goals and contributions.

        The Compensation Committee met in December 1997 to evaluate the performance and set the incentive compensation payable to the Chief Executive Officer and the Company's other executive officers and employees for the 1998 fiscal year. In general, the performance factors utilized by the Compensation Committee to evaluate bonuses for the 1997 fiscal year and 1998 salary levels for the Company executive officers are quantifiable and include, but were not limited to, the following: (1) attainment of Company earnings objectives; (2) new product introductions during 1997; (3) progress of research and development programs; (4) signing new research and development agreements; (5) the officer's overall individual performance in his or her position and relative contribution during the year; and (6) the Board's desire to retain the executive officer in the face of considerable competition for executive talent within the industry. The Board, and the Compensation Committee on a prospective basis, may modify the foregoing criteria or select other performance factors with respect to other executive bonus awards for a given fiscal year.

        Based on its evaluation of these factors, the Compensation Committee believes that the Company's executive officers are committed to achieving positive long-term financial performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated the Company's executive officers to work toward these long-term goals oriented to increasing stockholder value.

        In evaluating the performance and setting the bonus compensation of the Chief Executive Officer, the Compensation Committee considered specifically the following factors: Dr. Patel's leading role in 1997 in managing the Company's relationships with key strategic partners including Procter & Gamble Pharmaceuticals, Inc., SmithKline Beecham, Eli Lilly, Astra and University Medical, and the Company's significant progress in product development in cooperation with those partners; Dr. Patel's continued management responsibilities as Chairman, President and Chief Executive Officer of a public company with over 230 employees; the attainment of specific personal goals on select corporate objectives as defined by the Compensation Committee; and Dr. Patel's overall performance as Chairman, President and Chief Executive Officer during 1997.

        No member of the Compensation Committee is a former or current officer or employee of the Company.

        Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. For the fiscal year ended December 31, 1997, no executive officer of the Company received $1 million in total compensation, nor does the Company anticipate that compensation payable to any executive officer will exceed $1 million for fiscal 1998.



                                        Compensation and Stock Option Committee


                                        James T. O'Brien
                                        Boyd J. Poulsen, Ph.D.



April 22, 1998

                                PERFORMANCE GRAPH

        The following chart compares the change in the cumulative total stockholder return on the Company's Common Stock since January 1, 1993 through the fiscal year ended December 31, 1997, with the cumulative total return on the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Total Return Industry Index for Pharmaceutical Stocks. The comparison assumes $100 was invested on January 1, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                        [PERFORMANCE GRAPH APPEARS HERE]


                                                                  Nasdaq
                                      The Nasdaq Stock    Pharmaceutical
                  TheraTech, Inc.        Market (U.S.)            Stocks
      01/01/93                100                  100               100
      03/31/93                 84                  102                72
      06/30/93                 89                  104                76
      09/30/93                 91                  113                82
      12/31/93                100                  115                89
      03/31/94                 91                  110                73
      06/30/94                 85                  105                63
      09/30/94                 87                  114                71
      12/31/94                 63                  112                67
      03/31/95                 72                  122                72
      06/30/95                 85                  140                84
      09/30/95                102                  157               105
      12/31/95                114                  159               123
      03/31/96                154                  166               128
      06/30/96                141                  180               124
      09/30/96                108                  186               127
      12/31/96                120                  195               123
      03/31/97                112                  185               117
      06/30/97                114                  218               126
      09/30/97                102                  255               142
      12/31/97                 87                  240               127

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

        During 1997, the Compensation Committee established levels of compensation for the Company's executive officers. Mr. O'Brien and Dr. Poulsen currently serve as members of the Compensation Committee of the Company's Board.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company during 1997 was not a party to any transaction, nor did it have any relationship, requiring disclosure hereunder pursuant to applicable regulations under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except the following:

        During 1997, the Company loaned $73,227 to Charles D. Ebert, Ph.D., the Company's Senior Vice President, Research and Development, pursuant to a promissory note bearing interest at the rate of 8.0 percent. The principle and interest on such note were repaid in full in February 1998.

        During 1997, the Company loaned $72,676 to Ichiro Nakatomi, Ph.D., Vice President of Pacific Rim and Far East and President of TheraTech Japan, Inc., pursuant to a promissory note bearing interest at the rate of 8.0 percent. The note is due in November 1998.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that all the Reporting Persons complied with all applicable filing requirements.

                              STOCKHOLDER PROPOSALS

        To be considered for presentation at the Annual Meeting of Stockholders to be held in 1999, a stockholder proposal must be received by Alexander L. Searl, Secretary, TheraTech, Inc., 417 Wakara Way, Salt Lake City, Utah 84108, no later than December 24, 1998.

                                  OTHER MATTERS

        The Board knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented.

        Stockholders are urged to fill in, sign and promptly return the accompanying form of proxy in the enclosed envelope.

                                              By Order of the Board of Directors


                                              /s/DINESH C. PATEL
                                              ----------------------------------
                                              Dinesh C. Patel, Ph.D.
                                              Chairman, President and Chief
                                              Executive Officer

Salt Lake City, Utah
April 22, 1998

                                                                       Exhibit A


                                 THERATECH, INC.
                            1992 AMENDED AND RESTATED
                          EMPLOYEES' STOCK OPTION PLAN

1.      Establishment, Purpose, and Definitions.

        (a)The 1992 Employees' Stock Option Plan (the "Original Plan") of TheraTech, Inc., a Delaware corporation (the "Company"), was adopted by the Board of the Company (the "Board") and approved by the stockholders in February 1992. The Original Plan, as subsequently amended by the Board, is referred to as the 1992 Amended and Restated Employees' Stock Option Plan (the "Plan"), as set forth herein. Unless otherwise provided by the Board or Committee (as defined in paragraph 2(a) below), all amendments included within the Plan, including the most recent amendments which were adopted effective January 1, 1998, shall become operative with respect to the Plan from and after the effective date of such amendments.

        (b)The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4 below) ("Participants") can acquire common stock of the Company (the "Stock"). The Plan provides employees (including officers who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code, as amended (the "Code"), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Section 422 or 423 of the Code (referred to as "non-qualified stock options"). The Plan also provides for the transfer or sale of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates.

        (c)The term "Affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

2.      Administration of the Plan.

        (a)The Plan shall be administered by the Board. The Board may delegate the responsibility for administering the Plan to a committee of the Board, under such terms and conditions as the Board shall determine (the "Committee"). If established, the Committee shall be constituted in accordance with any applicable requirements of Rule 16b-3 or otherwise under Section 16 of the Securities Exchange Act of 1934, as amended, to allow for the maximum exemption provided thereunder. Subject to the foregoing, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies however caused.

        (b)The Board or Committee shall determine which eligible individuals (as defined in paragraph 4 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares for which an option or options shall be granted to a Participant.

        (c)The Board or Committee may amend the terms of any outstanding option granted under the Plan, but any amendment which would adversely affect a Participant's rights under an outstanding option shall not be made without the Participant's written consent. The Board or Committee may, with the Participant's written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.



                                       E1

        (d)The Board or Committee shall also determine which eligible individuals (as defined in paragraph 4 below) shall be issued Stock under the Plan, the timing of such grants, the terms thereof (including any restrictions), and the number of shares to be granted. The Stock shall be issued for such consideration (if any) as the Board or Committee deems appropriate. Stock issued subject to restrictions shall be evidenced by a written agreement (the "Restricted Stock Purchase Agreement"). The Board or Committee may amend any Restricted Stock Purchase Agreement, but any amendment which would adversely affect a Participant's rights to the Stock shall not be made without his or her written consent.

        (e)The Board or Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Board or Committee shall be binding on all Participants.

3.      Stock Subject to the Plan.

        (a)The maximum number of shares of Stock which shall be available for the grant of options or the issuance of Stock under the Plan to eligible individuals for any calendar year during any part of which the Plan is in effect shall be one and one-half percent (1-1/2%) of the total issued and outstanding shares of the Stock as of January 1 of such year. In addition to the foregoing, until the Plan terminates pursuant to paragraph 8, there shall also be available for the grant of options or the issuance of Stock under the Plan to eligible individuals a total of five hundred thousand (500,000) shares of Stock. Notwithstanding the foregoing, until the Plan terminates pursuant to paragraph 8, no more than one million seven hundred thousand (1,700,000) shares of Stock shall be available for the grant of options or the issuance of Stock under the Plan. The limitations set forth in this subparagraph (a) shall apply effective January 1, 1998 and shall be in addition to any prior limitation imposed under the Plan with respect to options granted prior to such date. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

        (b)If there is any change in the Stock subject to the Plan, the Stock subject to a Restricted Stock Purchase Agreement or the Stock subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%) of the outstanding capital stock of the Company), or other change in the corporate structure of the Company, appropriate adjustments may be made by the Board or Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number and kind of shares subject to the Plan or to a Restricted Stock Purchase Agreement and the number and kind of shares and the price per share subject to outstanding options on a basis consistent with adjustments made to the shares issued and outstanding outside of the Plan.

4.      Eligible Individuals.

        Individuals who shall be eligible to have granted to them the options or Stock provided for by the Plan shall be such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Board or Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers who are bona fide employees) shall be eligible to receive incentive stock options. Directors who are employees of the Company shall be eligible to receive options under the Plan.

5.       The Option Price.

        The exercise price of the Stock covered by each incentive stock option shall be not less than the per share fair market value of such Stock as determined in good faith by the Board or Committee as of



                                       E2
the date the option is granted ("Fair Market Value"). The exercise price of the Stock covered by each non-qualified stock option shall be not less than 85% of the per share Fair Market Value. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent (110%) of the per share Fair Market Value on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b) above.

6.      Terms and Conditions of Options.

        (a)Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

        (b)The Board or Committee shall determine the term of each option granted under the Plan; provided, however, that the term of any option shall not be for more than ten (10) years and that, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be for no more than five (5) years.

        (c)To the extent the aggregate Fair Market Value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under the Plan and any other plans of the Company or its Affiliates) exceeds $100,000, such incentive stock options shall be treated as non-qualified stock options.

        (d)The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Board or Committee (not inconsistent with the Plan). If an option, or any part thereof, is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it as an incentive stock option.

7.      Terms and Conditions of Stock Purchase and Bonus.

        (a)Each sale or grant of Stock pursuant to the Plan will be evidenced by either a written Restricted Stock Purchase Agreement executed by the Company and the person to whom such Stock is sold or granted or a written Restricted Stock Bonus Agreement executed by the Company and the person to whom such Stock is granted.

        (b)The Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement may contain such other terms, provisions, and conditions as may be determined by the Board or Committee (not inconsistent with this Plan), including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions.

        (c)At the time of each sale or grant of Stock or options pursuant to the Plan, a copy of the Plan shall be delivered by the Company to the Participant to whom such Stock is sold or option granted.

8.      Amendment, Suspension, or Termination of the Plan.

        (a) The Board, without further approval of the stockholders, may at any time amend, suspend or terminate the Plan as it deems advisable; provided, however, except as provided in paragraph 3(b) above, the Board shall not amend the Plan with respect to incentive stock options in the following respects without the consent of the stockholders then sufficient to approve the Plan with respect to incentive stock options in the first instance:

        (i) To increase the maximum number of shares of Stock subject to incentive stock options issued under the Plan; or



                                       E3

        (ii) To change the designation or class of persons eligible to receive incentive stock options under the Plan.

        (b) No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected Participant's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate on February 26, 2002, unless previously terminated by the Board pursuant to this paragraph 8.

9.       Transferability.

        No option granted under the Plan shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution;
(ii) in the case of a non-qualified stock option, pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); or
(iii) pursuant to approval by the Board or Committee on the terms set forth below. The Board or Committee may, in its discretion, authorize all or a portion of the options granted or to be granted to a Participant to be transferred by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or limited liability company in which such Immediate Family Members are the only partners or members, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted or an amendment thereto must be approved by the Board or Committee and must expressly provide for transferability in a manner consistent with this paragraph 9, and
(z) subsequent transfers of transferred options shall be prohibited except those in accordance with this paragraph 9. Following an authorized transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of the Plan the term "Participant" shall be deemed to include a permitted transferee, as applicable. If a Participant who is an employee of the Company, ceases to be employed by the Company, any options transferred in accordance with this paragraph 9 shall be exercisable by the permitted transferee only to the extent such options were exercisable by the original Participant at the time immediately prior to the Participant ceasing to be an employee, and all other terms and conditions of such options shall be effective with respect to any permitted transferee to the same extent such terms and conditions were applicable to the original Participant. All options shall, subject to the terms of the Plan, during the Participant's lifetime, be exercisable only by the Participant or by a permitted transferee. If an option or options are transferred by a Participant in the manner provided herein, the Participant shall remain subject to any withholding taxes for the amount of the income realized upon exercise of the options, and the Company shall have no obligation to provide notice to the permitted transferee of the termination of the option due to termination of the original Participant's employment or the death, disability or retirement of such original Participant. Further, the Company shall be under no obligation to file a registration statement under the Securities Act of 1933, as amended, with respect to the shares issuable upon exercise of any options that have been transferred in the manner provided herein. Stock subject to a Restricted Stock Purchase Agreement shall be transferable only as provided in such Agreement. The Plan and all options to purchase Stock and all shares of Stock issued hereunder shall be binding upon, and shall inure to the benefit of, any successor corporation to the Company.

10.      Payment Upon Exercise.

        Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash; provided, however, that the Board or Committee, in its sole discretion, may permit a Participant to pay the option price in whole or in part (i) with shares of Stock owned by the Participant; (ii) by delivery on a form prescribed by the Board or Committee of an irrevocable direction to a securities broker approved by the Board or Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the Participant's promissory note with such



                                       E4
recourse, interest, security, and redemption provisions as the Board or Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing or in any other manner deemed acceptable by the Board or Committee in its sole discretion. Any Stock used to exercise options shall be valued at its Fair Market Value on the date of the exercise of the option.

11.      Withholding.

        No Stock shall be granted or sold under the Plan to any Participant until the Participant has made arrangements acceptable to the Board or Committee for the satisfaction of federal, state, and local income and social security tax withholding obligations incident to either the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, or the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law. The Board or Committee, in accordance with procedures established by the Board or Committee, may require Participants to utilize Stock (whether acquired through exercise of a stock option or otherwise) to satisfy federal, state, and local income and social security tax withholding obligations.

12.      Restrictions on Transfer of Shares.

        The Stock acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Board or Committee shall deem advisable.

13.      Merger or Consolidation; Corporate Transactions.

        If there should be any change in a class of stock subject to the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%) of the Company's outstanding capital stock) or other change in the corporate structure of the Company, the Company shall make appropriate adjustments in the number of shares and in the price per share of outstanding option grants.

        In the event of any of the following transactions (a "Corporate Transaction"):

        (a)a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation, or

        (b)any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the options or to substitute equivalent options, in which case in lieu of such assumption or substitution, Participants shall have the right to exercise their options as to all of the optioned stock, including shares as to which their options would not otherwise be exercisable. If the option becomes fully exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Board shall notify Participants that such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice and will terminate upon the expiration of such period.

14.      Information.

        During the period that any option is outstanding, the Company shall provide Participants access, on an annual or other periodic basis, to such financial information regarding the Company as the Company prepares for distribution to its stockholders.



                                       E5

                                      PROXY

                                 THERATECH, INC.

                                 417 WAKARA WAY
                           SALT LAKE CITY, UTAH 84108
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 27, 1998

    The undersigned hereby authorizes and appoints DINESH C. PATEL, Ph.D. and ALEXANDER L. SEARL, or either of them, each with full power of substitution, as Proxies to represent and vote all the shares of the Common Stock of TheraTech, Inc. (the "Company") which the undersigned holds and is entitled to vote, together with all other powers which the undersigned would posses if personally present, at the Annual Meeting of Stockholders of the Company to be held at the Salt Lake City Marriott-University Park Hotel, 480 Wakara Way, Salt Lake City, Utah 84108 on Wednesday, May 27, 1998, and any adjournments or postponements thereof.

    SEE REVERSE SIDE: IF YOU WISH TO VOTE FOR APPROVAL OF THE THREE PROPOSALS LISTED ON THE REVERSE SIDE, SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

[ X ]   Please
        mark
        votes
        as in
        this
        example.

1. To elect the seven (7) directors listed below. The directors elected will serve until the next Annual Meeting of Stockholders and until their respective successors have been elected or appointed or until their earlier resignation or removal.

NOMINEES:  Dinesh C. Patel, Ph.D., Gary L. Crocker, Jay J. Pisik,
           James T. O'Brien, Boyd J. Poulsen, Ph.D., Robert K. deVeer, Jr., and Charles D. Ebert, Ph.D.

                      [   ]   FOR          [   ]  WITHHELD
                              ALL                 FROM ALL
                            NOMINEES              NOMINEES

[   ]    ______________________________________
         For all nominees except as noted above

2. To ratify and approve an amendment to the TheraTech, Inc. 1992 Amended and Restated Employees' Stock Option Plan.
     For    [   ]             Against     [   ]                Abstain     [   ]

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998.

     For    [   ]             Against     [   ]                Abstain     [   ]

    Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all director nominees as set forth herein and FOR proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The Board of Directors recommends a vote FOR the election of all director nominees and FOR proposals 2 and 3.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [   ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:________________________________       Date:__________________________
Signature:________________________________       Date:__________________________